Exhibit 99.1

Osiris Therapeutics Announces Appointment of Alberto Avendano, M.D. as Chief Medical Officer

COLUMBIA, Md. — October 6, 2016 - (BUSINESS WIRE) — Osiris Therapeutics, Inc. (NASDAQ:OSIR) today announced that it has appointed R. Alberto Avendano, M.D., as the Company’s Chief Medical Officer.

Dr. Avendano brings to Osiris his expertise in medical education and communication, academic and industry clinical research, pharmacovigilance and regulatory affairs.  In his role as Chief Medical Officer, Dr. Avendano will manage and oversee the continued growth of the Company’s Medical Affairs and Clinical Operations, act as the Company’s medical spokesperson, and participate in development of clinical programs for the Company’s products and technologies.

“Alberto brings a wealth of managerial and life sciences expertise to Osiris during an important time in our company’s growth,” said David A. Dresner, Interim CEO of Osiris.  “Alberto will bridge our research and development team to our marketing team, furthering our commitment to help patients both today and into the future, as we continue to launch innovative therapies into the regenerative medicine space.”

Dr. Avendano received his license to practice medicine almost 30 years ago.  From June 2013 until joining Osiris, Dr. Avendano served as the Medical Director for Indivior Inc. (previously Reckitt Benckisser Pharmaceuticals).  Prior to joining Indivior, Dr. Avendano served in a variety of medical director and research positions, most recently as Associate Medical Director at EMD Serono, Inc.

Osiris welcomes Dr. Avendano as the newest member of the team.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine - including bioengineering, stem cell research and viable tissue based products. Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4®, Cartiform®, Grafix® , TruSkinTM and StravixTM. Osiris, Grafix, and Cartiform are registered trademarks of Osiris Therapeutics, Inc.; TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc. BIO4® is a trademark of Howmedica Osteonics Corp. More information can be found on the company’s website, www.Osiris.com. (OSIR-G).

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements may include, without limitation, statements regarding any of the following: the outcome of the NASDAQ listing qualification deficiency process, including the ability of the Company to successfully maintain its NASDAQ listing; the outcome of the restatements, including the materiality, significance, nature, subject matter, timing or quantitative effects of the Company’s restated financial statements; the timing of the transition to a new independent registered public accounting firm; the completion of the audit of the Company’s 2015 financial statements; and the timing of the filing of the Company’s 2015 Form 10-K, Q1 2016 Form 10-Q and Q2 2016 Form 10-Q. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the SEC. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com